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                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                APPALACHIAN BANCSHARES, INC. AND ITS SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE



         The following tabulation presents the calculation of basic and fully diluted earnings per common share for the years ended December 31, 1998, 1997 and 1996.

                                                                 1998              1997              1996
                                                             ------------      -----------       ------------

     BASIC:
     Reported net income (loss)..........................    $  1,208,231      $ 1,017,766       $    516,736
                                                             ============      ===========       ============
     Earnings (loss) on common shares....................    $  1,208,231      $ 1,017,766       $    516,736
                                                             ============      ===========       ============
     Weighted average common shares
       outstanding - basic...............................       1,166,425        1,154,990          1,136,000
                                                             ============      ===========       ============
     Earnings (loss) per common share from
       continuing operations - basic.....................    $       1.04      $       .88       $        .45
                                                             ============      ===========       ============
     Net income (loss)...................................    $       1.04      $       .88       $        .45
                                                             ============      ===========       ============


     DILUTED:
     Reported net income (loss)..........................    $  1,208,231      $ 1,017,766       $    516,736
                                                             ============      ===========       ============
     Earnings (loss) on common shares....................    $  1,208,231      $ 1,017,766       $    516,736
                                                             ============      ===========       ============
     Weighted average common shares
       outstanding - diluted.............................       1,220,976        1,162,206          1,136,000
                                                             ============      ===========       ============
     Earnings (loss) per common share from
       continuing operations - diluted...................    $        .99      $       .88       $        .45
                                                             ============      ===========       ============
     Net income (loss)...................................    $        .99      $       .88       $        .45
                                                             ============      ===========       ============